As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UTi Worldwide Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9 Columbus Centre Pelican Drive Road Town Tortola British Virgin Islands	c/o UTi, Services, Inc. 19443 Laurel Park Road Suite 111 Rancho Dominguez, CA 90220
(Address of Principal Executive Offices)	(Zip Code)

UTi WORLDWIDE INC.
2000 STOCK OPTION PLAN, AS AMENDED
(Full Title of the Plan)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
(Name and Address of Agent For Service)

(212) 894-8940
(Telephone Number, Including Area Code, of Agent for Service)

Please address a copy of all communications to:
Stephen D. Cooke, Esq.
Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626-1924
Telephone: (714) 668-6200

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share (2)	Offering Price	Fee

Ordinary Shares, No Par Value Per Share	200,000 shares	$51.92	$10,384,000	$1,315.66

[1]	Represents ordinary shares issuable under the UTi Worldwide Inc. 2000 Stock Option Plan, as amended (the “Plan”). The maximum number of shares which may be issued under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, the number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions of the Plan.

[2]	Calculated pursuant to Rules 457(c) and 457(h), based on the average of the per share high and low sale prices ($51.92 per share) of ordinary shares of the Registrant on the Nasdaq National Market on June 24, 2004.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

STATEMENT UNDER GENERAL INSTRUCTION E.
REGISTRATION OF ADDITIONAL SECURITIES

     The shares covered by this Registration Statement represent additional ordinary shares of the Registrant that are available for issuance under the UTi Worldwide Inc. 2000 Stock Option Plan, as amended (the “Plan”), as a result of an increase in the number of shares authorized for issuance thereunder pursuant to amendments to the Plan, which increase was approved by the Registrant’s shareholders.

     Unless otherwise noted herein, the contents of the Registrant’s Form S-8 Registration Statement (File No. 333-58836) filed with the Securities and Exchange Commission on April 12, 2001 relating to the Plan are incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits

     The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description of Exhibit
4.1	UTi Worldwide Inc. 2000 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2004)

5.1	Opinion of Harney Westwood & Riegels

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Harney Westwood & Riegels (included in the opinion filed as Exhibit 5.1)

24	Power of Attorney (contained on Signature Page of the Registration Statement)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Dominguez, State of California, on June 25, 2004.

UTi WORLDWIDE INC.
By:	/s/ Roger MacFarlane
Roger I. MacFarlane
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger I. MacFarlane and Lawrence R. Samuels, and each of them, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and all post-effective amendments thereto) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Roger MacFarlane Roger I. MacFarlane	Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2004

/s/ Peter Thorrington Peter Thorrington	President, Chief Operating Officer and Director	June 23, 2004

Matthys J. Wessels	Vice-Chairman of the Board of Directors, Chief Executive Officer African Region and Director	, 2004

/s/ Alan Draper Alan C. Draper	Executive Vice President, President-Asia Pacific Region and Director	June 22, 2004

/s/ Lawrence Samuels Lawrence R. Samuels	Senior Vice President-Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 23, 2004

/s/ J. Simon Stubbings J. Simon Stubbings	Chairman of the Board, Director	June 25, 2004

/s/ Allan Rosenzweig Allan M. Rosenzweig	Director	June 22, 2004

/s/ Leon Level Leon J. Level	Director	June 23, 2004

/s/ William H. Davidson William H. Davidson	Director	June 22, 2004

/s/ C. John Langley, Jr. C. John Langley, Jr.	Director	June 22, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	UTi Worldwide Inc. 2000 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2004)

5.1	Opinion of Harney Westwood & Riegels

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Harney Westwood & Riegels (included in the opinion filed as Exhibit 5.1)

24	Power of Attorney (contained on Signature Page of the Registration Statement)

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